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                                                                    EXHIBIT 10.9

                   FIRST AMENDMENT TO THE ELTRAX SYSTEMS, INC.
                            1999 STOCK INCENTIVE PLAN

         This First Amendment (the "Amendment") to the 1999 Stock Incentive Plan (the "Plan") of Eltrax Systems, Inc., a Minnesota Corporation (the "Company"), is made and entered into by the Company as of the 29th day of June 2000.

                         RECITALS:

         A. The Company originally intended for the Plan to cover any options of the Company's common stock granted under all prior stock option plans of the Company.

         B. The Company's Board of Directors approved the technical amendments set forth herein to clarify that any options granted under any of the Company's prior stock option plans are to be treated as options granted under the Plan.

         C. Section 14 of the Plan provides that the Company may amend the Plan without approval of the Company's shareholders if shareholder approval of such amendment is not required pursuant to "Rule 16b-3 under the Exchange Act or any successor rule, Section 422 of the Code or the rules of the National Association of Securities Dealers".

         D. The Company has determined shareholder approval of the amendment of the Plan described herein is not required and desires to amend the Plan as set forth below.

         NOW, THEREFORE, the Plan is amended as follows:

         1.       Section 2.18 of the Plan is hereby amended to read:

         2.18. "PRIOR PLANS" means the Company's 1983 Stock Incentive Plan, 1991 Stock Incentive Plan, 1992 Stock Incentive Plan, 1995 Stock Incentive Plan, 1997 Stock Incentive Plan, and 1998 Stock Incentive Plan (including the Director Stock Option Plan, the Non-Employee Director Stock Option Plan and the Advisor Stock Option Plan of Sulcus Hospitality Technologies Corp. to the extent options granted thereunder are not counted under any other plan of the Company).

         2. The first sentence of Section 4.1 of the Plan is to be deleted in its entirety and replaced with the following:

                  Subject to adjustment as provided in Section 4.5 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 10,000,000 shares of Common Stock less the number of shares of Common Stock subject to options granted under the

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                  Prior Plans that have not been cancelled, terminated or
                  forfeited. All Prior Plans are hereby amended to reduce to zero the number of shares of Common Stock reserved for issuance under the Prior Plans.

         3. Except as modified herein, the Plan remains unchanged, and, as modified, continues in full force and effect.


         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.


                          ELTRAX SYSTEMS, INC.,
                          a Minnesota corporation



                          By:      /s/ William P. O'Reilly
                                   -------------------------
                                   William  P. O'Reilly,
                                   Chairman of the Board and
                                   Chief Executive Officer


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